Icahn & Co., Inc.
                         1 Wall Street Court
                         New York, NY 10005



                                        November 4, 1996



Via Hand Delivery

RJR Nabisco Holding Corp.
1301 Avenue of the Americas
New York, New York 10019

Attention: Corporate Secretary

           Re:   Stockholder Notice to Submit Business

Ladies and Gentlemen:

           Icahn & Co., Inc. ("Icahn & Co.") is hereby submitting this notice on the date hereof in order to comply with the requirements (the "Bylaw Requirements") set forth in Article I, Section 6 of the By-Laws of RJR Nabisco Holding Corp. (the "Corporation"). Icahn & Co.'s address is 1 Wall Street Court, New York, New York 10005. Icahn & Co. is the record owner, directly, of 500 shares of common stock, par value $.01 per share, of the Corporation ("Common Stock"), which constitutes less than 1 percent (1%) of such class of securities. These shares were countersigned and registered on the stock transfer books of the Corporation in the name "Icahn & Co., Inc." on October 31, 1996. These shares are beneficially owned by High River Limited Partnership ("High River"), an affiliate of Icahn & Co., which has approved the giving of this notice by Icahn & Co. For further information on the beneficial ownership of the Corporation's securities by Icahn & Co. and its affiliates, including, without limitation, High River and Carl C. Icahn, reference should be made to Annex A to this notice.

           Icahn & Co. hereby represents that it intends to appear at the 1997 annual meeting of the Corporation's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this notice.

           Icahn & Co. is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Corporation and, in that regard, proposes to nominate the following persons (each a "Nominee" and, collectively, the "Rattigan Slate") as nominees for election as directors of the Corporation at the Annual Meeting:

                         Thomas Rattigan
                          Dewitt Bowman
                           Ivan Burns
                         Seymour Fliegel
                           Paul Gibson
                          Keith Gollust
                          Robert Lawler
                         Carlos Resendez
                          Robert Slater
                         Jack Wasserman

In addition, Icahn & Co. designates each of the following persons (each an "Alternate") as an alternate nominee for election as director of the Corporation at the Annual Meeting to stand for election in the event that any of the Nominees are, for any reason, unable or unwilling to stand for, or otherwise withdraws as a nominee for, election as a director of the Corporation. In the event that any Nominee is unable or unwilling to stand for, or otherwise withdraws from, election as a director of the Corporation, Alternates will be designated to replace such Nominee in the order in which their names appear below:

                            Harold First
                            Miles Bender

The reason for conducting such business at the Annual Meeting is to nominate a slate of directors of the Corporation whose current intention is to effect the prompt spinoff of the remaining 80.5% of Nabisco Holdings Corp. ("Nabisco") held by the Corporation to its stockholders, as well as undertake the other actions referred to below. Icahn & Co. believes, and believes that the Nominees also believe, that the full value of the Corporation's stock can best be realized and reflected in the market by such a spinoff.

           As required by the Bylaw Requirements, Icahn & Co. hereby advises you that certain information relating to each of the Nominees and each of the Alternates as required by the Bylaw Requirements is set forth in Annexes E through P of this notice. Except as set forth herein or in any of such Annexes (or any attachments thereto), to the best knowledge of Icahn & Co.
(i) no Nominee or Alternate owns any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Corporation within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) no Nominee or Alternate, his associates or any member of his immediate family, or Icahn & Co. or their associates has any arrangement or understanding with any person
(a) with respect to any future employment by the Corporation or its affiliates or (b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1995 or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000, (iii) no Nominee or Alternate is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee or Alternate or any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation and (v) there is no other information with respect to any Nominee or Alternate that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this notice, including the Annexes and any attachments thereto, should be deemed disclosed for all purposes of this notice. The written consent of each of the Nominees as required by the Bylaw Requirements is attached as Annex Q.

           The following is a general description of all arrangements or understandings between certain affiliates of Icahn & Co., including, without limitation, High River and Carl C. Icahn, and each Nominee and any other person, pursuant to which the nomination or nominations set forth above are being made, which, to the extent the same is memorialized in an agreement and annexed to this notice, is qualified in its entirety by reference to the more complete and detailed information contained in such agreements:

      (1)  Consulting Agreement with Thomas Rattigan

           Mr. Thomas Rattigan ("Rattigan"), High River and Mr. Icahn have entered into a consulting agreement (the "Rattigan Agreement"), dated November 1, 1996, a copy of which is attached hereto as Annex B. The Rattigan Agreement provides, among other things, for the following:

* Mr. Rattigan has agreed to provide consulting services to High River and its affiliates in connection with a proxy fight to be brought by High River and its affiliates (including Icahn & Co.) and conducted by Mr. Rattigan in support of the efforts of High River and its affiliates to cause the Rattigan Slate to be elected to the Board of Directors of the Corporation at the Annual Meeting. In connection with providing such consulting services, the members of the Rattigan Slate are to be selected by Rattigan, and have been so selected by him in consultation with Mr. Icahn.

* Mr. Rattigan acknowledges that the Rattigan Slate will run for election on a platform which advocates the prompt spinoff of Nabisco to stockholders of the Corporation and that the proxy statement and other proxy material to be provided to shareholders of the Corporation regarding the election of the Rattigan Slate (collectively, the "Proxy Statement") will disclose, among other things, that, if the Rattigan Slate is elected as the Board of Directors of the Corporation, Mr. Rattigan will seek to (a) be elected as the new Chief Executive Officer of the Corporation, (b) over-see the proposed spinoff of Nabisco, if approved by the new Board of Directors of the Corporation and (c) participate in attempting to effect an overall industry-wide legislative settlement of current and future tobacco litigation claims. In addition, Mr. Rattigan acknowledged that the Proxy Statement will also disclose that, if elected, the members of the Rattigan Slate intend to (a) increase the dividend paid to the Corporation's stockholders to $2.00 per share and maintain such dividend following the spinoff, (b) not adopt a shareholder rights plan (commonly known as a poison pill) for either the Corporation or Nabisco and (c) during the first year following their election, adopt compensation arrangements which would give non-employee directors of the Corporation compensation similar to the compensation currently provided by the Corporation to its non-employee directors, except that it is contemplated that each non-employee director would receive two-year options to purchase no more than 50,000 shares of the Corporation at a price of no less than $30 per share and that such recipients would not be entitled to any annual grants of options for at least two years after the date such 50,000 options are granted.

* In the event that the Rattigan Slate constitutes a majority of the Board of Directors of the Corporation immediately following the Annual Meeting, Rattigan will not seek to have the Corporation issue to him during the period from the date of the Annual Meeting through the second anniversary thereof, a compensation package which exceeds a base salary, with no bonuses permitted, of $2 million per annum, the right to obtain no more than 300,000 performance stock units on the same basis as those currently available to Steven Goldstone, chief executive officer of the Corporation, and options to purchase not in excess of 500,000 shares of Common Stock at a price of not less than $30 per share, 50% of which would be exercisable after one year from the date of the Annual Meeting and the other 50% of which options would be vested and exercisable after two years from the date of the Annual Meeting.

* High River and Mr. Icahn have agreed to bear all of the costs and expenses of the proxy contest and will vote, and cause their affiliates to vote, all shares of Common Stock owned by them for the election of the Rattigan Slate.

* High River and Mr. Icahn agreed that, through the date of the Annual Meeting, none of High River, Mr. Icahn or their respective affiliates will sell any shares of Common Stock owned by them so long as Rattigan's services are not terminated prior to such date in accordance with the terms of the Rattigan Agreement.

* Mr. Rattigan agrees that, should he own or acquire any shares of Common Stock or options to acquire any Common Stock, he will not dispose of any such shares or options prior to the date of the Annual Meeting.

* High River and Mr. Icahn have agreed, among other things, to pay Mr. Rattigan a monthly base consulting fee of $333,333.33 per month until the date upon which the Annual Meeting is held (the "Termination Date"); provided, however, that, under certain circumstances, in the event that the Rattigan Agreement is terminated prior to Mr. Rattigan having received payments of base consulting fees aggregating $2 million, then Mr. Rattigan shall receive an additional payment in an amount such that Mr. Rattigan will have received an aggregate of $2 million of base consulting fees under the Rattigan Agreement; provided, further, however, that if Mr. Rattigan shall have received consulting fees for a period of 6 months, he shall, assuming that the agreement or the provision of his services has not been terminated as provided in the Rattigan Agreement, not be compensated for the seventh month and shall, thereafter, until the earlier of the Termination Date or April 30, 1998, receive a base consulting fee of $285,714.29 per month. In addition, High River and Mr. Icahn will, under certain circumstances described in the Rattigan Agreement, pay Mr. Rattigan an amount equal to 5% of the profits or deemed profits, if any, realized by Mr. Icahn and his affiliates upon the sale or deemed sale of Common Stock, including, without limitation, sales in violation of their agreement with Rattigan not to dispose of shares of Common Stock prior to the date of the Annual Meeting. High River and Mr. Icahn have also agreed to reimburse Mr. Rattigan for all ordinary, necessary and reasonable business and legal expenses incurred by him in connection with the performance of consulting services.

* High River and Mr. Icahn have agreed to indemnify Mr. Rattigan with respect to matters arising out of or relating to the performance of the above-mentioned consulting services.


      (2)  Agreements with other Nominees

      High River has entered into a letter agreement (the "Nominee Agreement") with each of the Nominees other than Mr. Rattigan: Messrs. Bowman, Burns, Fliegel, Gibson, Gollust, Lawler, Resendez, Slater and Wasserman. A copy of the form of the Nominee Agreement is attached hereto as Annex C, and provides, among other things, as follows:

* The Nominee acknowledges that he has agreed with Mr. Rattigan to become a member of the Rattigan Slate to stand for election as directors of the Corporation in connection with a proxy contest with management of the Corporation in respect of the election of directors of the Corporation at the Annual Meeting. The Nominee further acknowledges that High River has entered into an agreement with Rattigan pursuant to which High River has agreed to pay the costs of the proxy contest.

* High River agrees to pay to the Nominee the sum of $25,000 upon signing the Nomine Agreement and agreed to pay the Nominee an additional $25,000 promptly after it is determined that the Nominee has not been elected to the Board of Directors of the Corporation.

* The Nominee acknowledges that the Rattigan Slate will run for election on a platform which advocates the prompt spinoff of Nabisco to stockholders of the Corporation and that the Proxy Statement regarding the election of the Rattigan Slate will disclose, among other things, that, if they are elected as directors, the members of the Rattigan Slate intend to (a) appoint Rattigan as the new Chief Executive Officer of the Corporation, (b) increase the dividend paid to the Corporation's stockholders to $2.00 per share and maintain such dividend following the spinoff, (c) in consultation with representatives of the executive branch of the government, plaintiffs' attorneys groups, members of Congress and representatives of other tobacco companies, seek to develop and implement an industry-wide legislative settlement of current and future tobacco litigation claims and (d) not adopt a shareholder rights plan (commonly known as a poison pill) for either the Corporation or Nabisco. The Nominee acknowledged that he is in agreement with the specific platform items and presently intends to take such action, acknowledging that he is not, and cannot be, bound to do so.

* The Nominee further acknowledges that the Proxy Statement will disclose that, if elected, the members of the Rattigan Slate intend to, during the first year following their election, adopt compensation arrangements which would give non-employee directors of Corporation, including the Nominee, compensation similar to the compensation currently provided by the Corporation to its non-employee directors, except that it is contemplated that each non-employee director would receive two-year options to purchase no more than 50,000 shares of Common Stock at a price of no less than $30 per share and that such recipients would not be entitled to any annual grants of options for at least two years after the date such 50,000 options are granted.

* High River has agreed to indemnify each Nominee from and against any losses incurred by the Nominee arising from any action relating to such Nominee's role as a nominee on the Rattigan Slate, absent gross negligence or willful misconduct.


           (3)   Agreements with Alternates

      High River has entered into a letter agreement (the "Alternate Agreement") with each of the Alternates, Messrs. First and Bender, a copy of the form of which is attached hereto as Annex D. The Alternate Agreements are substantially similar to the Nominee Agreements between High River and each Nominee described above, except that each Alternate Agreement provides, among other things, as follows:

* The Alternate acknowledges that he has agreed with Mr. Rattigan to serve as an alternate designee to become a member of the Rattigan Slate to stand for election as directors of the Corporation in connection with a proxy contest with management of the Corporation in respect of the election of directors of the Corporation at the Annual Meeting.
      The Alternate further acknowledges that, in his capacity as an Alternate, if requested by Rattigan, he will become a member of the Rattigan Slate and that the Alternate may be requested to do so at any time prior to the date of the Annual Meeting in the event that any one or more of the persons previously designated to serve as a member of the Rattigan Slate is unwilling or unable to do so. The Alternate also acknowledges that High River has entered into an agreement with Rattigan pursuant to which High River has agreed to pay the costs of the proxy contest.

* High River agrees to pay to the Alternate: (i) the sum of $10,000 upon signing the Alternate Agreement; (ii) an additional $15,000 in the event that the Alternate is requested by Rattigan to become a member of the Rattigan Slate and, in fact, does so; and (iii) if the Alternate serves on the Rattigan Slate, an additional $25,000 promptly after it is determined that the Alternate has not been elected to the Board of Directors of the Corporation.

           Icahn & Co. will promptly provide any other information reasonably requested by the Corporation pursuant to the Bylaw Requirements. Please be advised, however, that, notwithstanding the compliance by Icahn & Co. with the Bylaw Requirements, neither the delivery of this notice in accordance with the terms of the Bylaws Requirements nor the delivery of any additional information, if any, provided by Icahn & Co. or any of its affiliates to the Corporation from and after the date hereof shall be deemed to constitute an admission by Icahn & Co. or any of its affiliates of the legality or enforceability of the Bylaw Requirements or a waiver by any such person or entity of its right to, in any way, contest or challenge the enforceability thereof.


                                  Very truly yours,


                                  /s/ Carl C. Icahn
                                  Carl C. Icahn
                                  Chairman of the Board
                                  and President





[signature page to RJR stockholder proposal notice]

ANNEX A


            As of the close of business on November 1, 1996, Registrants, may be deemed to beneficially own in the aggregate 19,930,800 shares of common stock ("Shares") representing approximately 7.4% of the Issuer's outstanding Shares (based upon the 269,922,924 Shares stated to be outstanding as of September 30, 1996, by the Issuer in the Issuer's 10-Q filing filed with the Securities and Exchange Commission.


           High River Limited Partnership, a Delaware limited partnership, ("High River"), has sole voting power and sole dispositive power with regard to 13,964,300 Shares. Riverdale LLC, a New York limited liability company ("Riverdale"), has shared voting power and shared dispositive power with regard to 13,964,300 Shares. Barberry Corp., a Delaware corporation ("Barberry"), has sole voting power and sole dispositive power with regard to 140,000 Shares and shared voting and dispositive power with regard to 2,703,800 Shares. Meadow Walk Limited Partnership, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 2,703,800 Shares. American Real Estate Holdings, L.P., a Delaware limited partnership ("AREH"), has sole voting power and sole dispositive power with regard to 3,121,700 Shares. Both American Real Estate Partners L.P., a Delaware limited partnership ("AREP") and American Property Investors, Inc., a Delaware corporation ("API") have shared voting power and shared dispositive power with regard to 3,121,700 Shares. Thomas Rattigan has sole voting power and sole disposition power with regard to 1,000 Shares.

           Riverdale LLC, the general partner of High River, is over 99 percent owned by Carl C. Icahn ("Icahn"). Barberry, the sole general partner of Meadow Walk, is wholly owned by Icahn. American Property Investors, the general partner of both AREH and AREP, is wholly owned by Icahn. As such, Icahn may be deemed to have shared voting and dispositive power over 19,929,800 shares.
                                                             ANNEX B

                       CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of this 1st day of November, 1996 (the "Effective Date"), by and between High River Limited Partnership, a Delaware limited partnership with an address at c/o Icahn Associates Corp., 100 South Bedford Rd., Mount Kisco, NY 10549 ("Company"), Carl C. Icahn ("Icahn") and Thomas Rattigan, with an address at 1485 Gulf of Mexico Drive, Longboat Key, Florida 34228 ("Rattigan").

                        W I T N E S S E T H :

      WHEREAS, The Company and Icahn wish to retain Rattigan to provide consulting services to them and their affiliates ("Icahn Shareholders") who beneficially own shares of common stock ("Shares") of RJR Nabisco Holdings Corp. ("RJR") and Rattigan desires to render such services to the Company and Icahn Shareholders upon the terms and subject to the conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual premises and covenants herein contained, Company, Icahn and Rattigan hereby agree as follows:

      1.         INDEPENDENT CONTRACTOR CONSULTING ARRANGEMENT

      The Company and Icahn will retain Rattigan and Rattigan will provide services to the Company and the Icahn
Shareholders as an independent contractor, and not as an employee, on the terms and conditions hereinafter set forth.

      2.         TERM

      This Agreement shall commence on the Effective Date and shall expire immediately at the close of business on the Meeting Date, as such term is defined below.

      3.         CONSULTING SERVICES

      a. Rattigan will provide consulting services to the Company and the Icahn Shareholders in connection with a proxy fight to be brought by the Icahn Shareholders and conducted by Rattigan against the management of RJR in connection with the 1997 RJR Annual Meeting of Stockholders ("1997 Annual Meeting") or, if requested by the Company at a special meeting of stockholders of RJR called prior to the 1997 Annual Meeting, for a purpose which includes the election of directors in order to elect at least a majority of the Board of Directors of RJR.

      b. Prior to the 1997 Annual Meeting, Rattigan shall be engaged in providing consulting services , including conducting the proxy fight in support of the efforts of the Icahn Shareholders to nominate Rattigan and others to be elected to the Board of Directors of RJR at the 1997 Annual Meeting (the "Rattigan Slate"), with the understanding that the Icahn Shareholders will vote all of their Shares of RJR for the election of the Rattigan Slate, and, if the Rattigan Slate is successful, Rattigan will seek to (i) be elected as the new Chief Executive Officer of RJR, (ii) over-see the proposed spin-off of Nabisco Holdings Corp.("Nabisco") if approved by the new Board of Directors of RJR and (iii) participate in attempting to effect an overall legislative settlement of tobacco litigation on an industry-wide basis. Members of the Rattigan Slate will be selected by Rattigan. The number of the nominees on the Rattigan Slate will equal or exceed the number of directors of RJR. Should the Company desire, the Rattigan Slate may be put forward for election at a special meeting of stockholders of RJR, if called, in which case the references in this document to the 1997 Annual Meeting will relate to the special meeting in lieu of or in addition to the 1997 Annual Meeting. All costs and expenses of the proxy contest shall be borne by the Company or, failing that, by Icahn and Rattigan shall have no liability or obligation with respect to such expenses. In connection with the provision of services hereunder, Rattigan shall have no authority, either implied or explicit, to bind Icahn or the Company or any of his or its affiliates in any way to any arrangement, understanding or otherwise without Icahn's prior written approval. Rattigan agrees that, in the event that the Rattigan Slate constitutes a majority of the Board of Directors immediately following the 1997 Annual Meeting, Rattigan will not seek to have RJR issue to him during the period from the date of the 1997 Annual Meeting through the second anniversary thereof, a compensation package which exceeds a base salary, with no bonuses permitted, of $2 million per annum, the right to obtain no more than 300,000 performance stock units on the same basis as those available to Steven Goldstone, chief executive officer of RJR, on the date hereof and options to purchase not in excess of 500,000 Shares at a price of not less than $30 per share, 50% of which would be exercisable after one year from the Meeting Date, as defined herein, and the other 50% of which options would be exercisable after two years from the Meeting Date and which vest in Rattigan coextensively with their exercisability. Rattigan further agrees that the agreement contained in the immediately previous sentence shall be disclosed in the proxy material sent to RJR stockholders in connection with the proxy contest for the 1997 Annual Meeting. The proxy material will also disclose that the members of the Rattigan Slate will be seeking, if they are elected as directors, the same salary and benefit package presently available to non-employee directors of RJR, except that, with respect to options, each successful nominee will (i) seek to be awarded a one time option to purchase 50,000 Shares at not less than $30 per Share, which option will lapse at the end of two years and (ii) not be eligible for annual grants of options prior to the second anniversary of the grant of the 50,000 options. Such proxy material shall also disclose that the Company and its affiliates will seek reimbursement for costs and expenses of conducting the proxy fight in the event that the Rattigan Slate is successful. Rattigan intends that the proxy material in support of the Rattigan Slate shall indicate that it is the intention of the Rattigan Slate, if elected as directors, to (A) appoint Rattigan the new Chief Executive Officer for RJR,(B) seek to spin off Nabisco to stockholders of RJR (C) raise the RJR dividend to $2.00 and maintain it even after the spin-off, (D) seek to develop with representatives of the executive branch of the government, plaintiffs attorneys, members of Congress and representatives of other tobacco companies, among others, an industry-wide legislative settlement of current and future tobacco litigation claims and
           (E) not adopt a shareholder rights plan, commonly known as a poison pill, in RJR or any of its component companies, including Nabisco.

(c)   No Sale Agreement.    The Company and Icahn agree that,
from and after the date hereof and through the date on which the 1997 Annual Meeting of RJR is held (on which the ballots for the election of directors are cast) ("Meeting Date"), neither the Icahn Shareholders nor the Company nor any of their or its affiliates shall sell any Shares owned by them ("No Sale Agreement"). The No Sale Agreement shall terminate and be of no further force and effect in the event that Rattigan abandons his direction of the proxy contest or his services are terminated as set forth in Section 5 of this Agreement. Rattigan agrees that, should he own or acquire any shares of RJR stock or options to acquire such Shares, he will not dispose of any such Shares or options prior to the Meeting Date.

      (d)  Provision of Consulting Services.       Rattigan agrees
that he will devote his full time and attention to the consulting services to be rendered by Rattigan hereunder during normal working days and on weekends and evenings when reasonably required by the proxy contest. Rattigan's services shall be rendered in a manner consistent with the manner in which such services are customarily rendered by similarly situated consultants. It is recognized and agreed that Rattigan shall provide such consulting services principally from his residence in Florida, but he recognizes that he may be required, in order to effect the goals of the proxy contest, to travel frequently outside the State of Florida in connection with providing the services hereunder.

      (e)  Other Activities.      It shall not be a violation of
this Agreement for Rattigan to (a) serve on corporate, civic or charitable boards or committees of not-for-profit organizations, provided, however, that the time devoted to such service and to attention to his personal commitments shall not require more than an average of 2 business days per month or (b) manage his personal investments, so long as such investment activities do not significantly interfere with the performance of Rattigan's duties in accordance with this Agreement.


      4.         COMPENSATION AND RELATED MATTERS

      a. Base Consulting Fee. During the term hereof, Rattigan shall receive a base consulting fee of $333,333.33 per calendar month (or any portion of a calendar month), payable in advance, with the first such payment to be made on the Effective Date and each subsequent month commencing with the first day of the calendar month next following the Effective Date; provided, however, that if, for any reason, this Agreement shall be terminated (other than as stated in Section 5(d) hereof) prior to Rattigan having received payments of base consulting fees aggregating less than $2,000,000, Rattigan shall receive, upon termination of this Agreement, an additional payment equal to the positive difference obtained by subtracting from $2,000,000,the aggregate amount of base consulting fees received by Rattigan under the Agreement prior to its termination; provided further, however, that if Rattigan shall have received base consulting fees in respect of the first six months from and after the Effective Date, he shall, if this Agreement or his provision of services hereunder shall not have been terminated, continue to render his consulting services until the 1997 Annual Meeting and shall not be compensated for the seventh month after the Effective Date but shall, commencing with the first day of the eighth month after the Effective Date and until the date of the 1997 Annual Meeting, receive a base consulting fee of $285,714.29 per calendar month or pro rata for any portion thereof if the Annual Meeting is scheduled to be finally held other than at the end of a calendar month. In no event shall Rattigan be required to render services hereunder nor shall the Company and Icahn be required to continue to retain Rattigan to render such services, in each case, beyond April 30, 1998.

      b.         Other Payments.        In the event that the
           Company or any of Icahn Shareholders or any of its or their affiliates violates the No Sale Agreement, then Rattigan shall be paid by the Company, or ,if not paid on demand when due, by Icahn, in lieu of any other damages as a result of such violation and as the sole remedy therefor, promptly after such violation, (i) the excess, if any, of $2,000,000 over the aggregate amount of base consulting fees received by Rattigan pursuant to subsection 4(a) hereof prior to such violation, and (ii) the Rattigan Profits, as such term is hereinafter defined, with respect to the Shares which are sold in violation of the No Sale Agreement. In addition to the foregoing, whether or not there occurs a violation of the No Sale Agreement, Rattigan shall be entitled to be paid by the Company, or ,if not paid on demand when due, by Icahn, the Rattigan Profits with respect to any Shares which are sold by the Company, any of the Icahn Shareholders or any of its or their affiliates during the period commencing on the day following the Meeting Date through the date which is same day of the month as the Meeting Date but is (A) if the Rattigan Slate is not elected to be the majority of the Board of Directors of RJR, in the sixth month following the month of the Meeting Date or (B) if the Rattigan Slate is elected to be the majority of the Board of Directors of RJR, in the twelfth month following the month of the Meeting Date ("Final Date"). Such payment shall be made promptly after such Shares are sold. In addition, Rattigan shall be entitled to be paid, promptly after the Final Date, Rattigan Profits with respect to Shares held by the Company and the Icahn Shareholders and any of its or their affiliates on the Final Date. The Rattigan Profits shall be determined by subtracting from the actual aggregate sales proceeds ("Proceeds Realized") (after deducting commissions and other selling charges, if any) of the Shares sold or deemed to be sold, the product of (i) the Average Per Share Cost, as hereinafter defined, and (ii)the number of Shares sold or deemed to be sold and dividing the remainder by twenty (20). The Average Per Share Cost shall be determined by taking the aggregate purchase price, including commissions, of all Shares owned by the Company and the Icahn Shareholders on the date hereof, which the Company and Icahn represent and warrant for the purposes of making the determination of the Rattigan Profits, is 19,929,800 ("Held Shares") and adding thereto the aggregate purchase price, including commissions, of any Shares purchased between the date hereof and the Meeting Date ("Purchased Shares") dividing the sum by the sum of the number of Held Shares plus the number of Purchased Shares and to the quotient adding an amount (computed on the date of any sale of Shares which requires the computation of Rattigan Profits) equal to the quotient obtained by dividing the costs theretofore incurred by the Company and any of its affiliates, including Rattigan's base consulting fees, in conducting the proxy contest, whether or not such costs have been paid for, by the sum of the number of Held Shares plus the number of Purchased Shares theretofore purchased. The Company and Icahn hereby represent and warrant that, for purposes of determining Rattigan Profits, as of the date hereof the average purchase price of each Held Share, including commissions, is $30.04. Any Shares held on the Final Date shall be deemed to be sold on the Final Date and the per share Proceeds Realized with respect to Shares deemed to be sold on the Final Date shall be deemed to be the average closing price on the consolidated tape as reported for the last 20 business days prior to the Final Date (less commissions which would have been paid had the shares been sold assuming commissions at the same average rate as the commissions paid with respect to the purchase of the Held Shares). Notwithstanding the foregoing, no compensation shall be paid to or due to Rattigan under this Subsection 4(b), whether or not the Company or any of its affiliates breaches the No Sale Agreement, if Rattigan abandoned his direction of the proxy contest or if his services have been terminated under the circumstances set forth in Section 5(c) hereof, or if his services have been terminated as a result of his death or disability (as defined in Section 5 hereof) prior to three months from the Effective Date, in the case of death, and if the Disability Commencement Date, as defined in Section 5(b), occurs prior to the expiration of three months from the Effective Date, in the case of disability. If Rattigan's services are terminated as a result of his death or disability (as defined in Section 5 hereof) on or after the date which is three months after the Effective Date, in the event of death, or, in the event of termination for disability, the Disability Commencement Date occurs after three months from the Effective Date, then Rattigan shall be entitled to Rattigan Profits as determined under this subsection 4(b), provided, however, that if Rattigan's termination as a result of death or disability occurs such that he is entitled to Rattigan Profits but occurs prior to the Meeting Date, then all Held Shares and Purchased Shares not previously sold and then held by the Company, the Icahn Shareholders and their respective affiliates shall be deemed to be sold on the date of Rattigan's death or the date of his termination for disability and the aggregate Proceeds Realized with respect to Shares sold or deemed sold by the Company or the Icahn Shareholders or their affiliates as of the date of Rattigan's termination as a result of death or disability shall be the lesser of (i) the Price Realized as determined under this subsection 4(b) without regard to this sentence, or (ii) the average closing price of such shares on the consolidated tape as reported for the last 15 business days prior to the date of Rattigan's death or the date on which his termination for disability is first publicly announced and the first 15 business days following the date of Rattigan's death or the date on which his termination for disability is first publicly announced.


      c. Expenses. Rattigan shall be entitled to receive from Company or ,if not paid on demand when due, from Icahn prompt reimbursement following Rattigan's written accounting to the Company therefor of all reasonable expenses incurred by Rattigan in performing his services hereunder, provided, however, that incurrence of expenses that exceed an aggregate of $20,000 in any calendar month shall require the prior written consent of Icahn.

      d. Legal Expenses. Rattigan shall be entitled to receive prompt reimbursement from the Company or, if not paid on demand when due, Icahn for all reasonable expenses, including reasonable attorney's fees at their usual hourly rates, incurred in connection with the negotiation, preparation, interpretation, and enforcement of this Agreement, including any expenses reasonably incurred in enforcing the obligations of the Company or Icahn hereunder whether through litigation or otherwise.

      5.         TERMINATION

      a. Death. Rattigan's services hereunder shall terminate upon his death. If Rattigan's services are terminated as a result of his death on or after the date which is three months from the Effective Date, then Rattigan shall be entitled to Rattigan Profits as determined under subsection 4(b).

      b. Disability. If Rattigan becomes physically or mentally disabled or incapacitated during his employment hereunder to such an extent that he shall be unable to perform any and all of his duties reasonably expected to be performed hereunder (the date of the commencement of the disability or incapacity being the "Disability Commencement Date") and such disability or incapacity shall have continued for a period of at least four (4) consecutive weeks, then, notwithstanding the provisions of Section 2 of this Agreement, Company may, at any time after the end of such period of four (4) consecutive weeks, and during the continuance of such disability or incapacity terminate Rattigan's services hereunder. During the period of disability and prior to termination for disability Rattigan shall continue to be paid his consulting fee in accordance with this Agreement. If Rattigan's services are terminated as a result of his disability and the Disability Commencement Date is more than three months from the Effective Date hereof, then
           Rattigan shall be entitled to Rattigan Profits as determined under subsection 4(b). If there is any dispute between the parties as to Rattigan's ability to perform his duties hereunder due to physical or mental impairment, the date of the determination of disability hereunder shall not be earlier than the date on which Rattigan is certified as having a disability (within the meaning of this subsection 5(b)) by an independent physician selected by Rattigan (or, if Rattigan is unable to make such selection, by any adult member of Rattigan's immediate family) with the agreement of the Company but if they cannot agree, then by an independent physician selected by the physician selected by Rattigan and by the physician selected by the Company.

      c. Cause. Company may terminate Rattigan's services hereunder at any time for cause ("Cause"). For purposes of this agreement, the sole Causes upon which Rattigan's services may be terminated shall be his habitual neglect (neglect to be determined based on the failure of Rattigan to meet the standards of performance set forth in Section 3(d) and 3(e) hereof) in connection with his consulting duties hereunder, including the conduct of the proxy contest, the termination of the No Sale Agreement by reason of Rattigan's abandonment of his direction of the proxy contest or any indictment by a governmental authority charging that Rattigan has committed a felony or other act involving moral turpitude.

      (d) Effect of Termination. If Rattigan's services are terminated by the Company as a result of Death, Disability or for Cause, in accordance with the provisions of this Section 5, then Rattigan shall thereafter receive no further compensation pursuant to Section 4(a) or any Other Payments of any kind pursuant to Section 4(b) hereof, except with respect to the specific payments pursuant to Section 4(b) hereof in the event of termination as a result of death or disability which termination takes place following the expiration of in excess of three months from the Effective Date in the case of death or, in the case of termination for disability in the event the Disability Commencement Date occurs after the expiration of three months from the Effective Date.

      (e)  Termination for Good Reason.      Rattigan may at any
time cease providing services hereunder for good reason ("Good Reason"). For purposes hereof, Good Reason shall mean (i) any failure by the Company or Icahn to comply with any of their material obligations to Rattigan under this Agreement, other than any failures not occurring in bad faith which are remedied reasonably promptly after receipt of written notice thereof from Rattigan, (ii) any termination by the Company of Rattigan's services hereunder, other than as permitted pursuant to Section 4 hereof, prior to the expiration of the term of this Agreement, or (iii) any action taken or the failure to take action required by the Agreement to be taken, by the Company or Icahn which substantially impairs Rattigan's ability to perform the services contemplated by this Agreement which action taken or failed to be taken is not cured by the Company or Icahn reasonably promptly after receipt of written notice thereof from Rattigan. Any written notice given by Rattigan intended to comply with the provisions of this
Section 5(e) shall be required to contain a statement by Rattigan that the failure to act reasonably promptly to cure the deficiency cited therein will be a basis for Rattigan to exercise his right under this Section 5(e) to cease providing service hereunder for Good Reason. If Rattigan ceases to provide services hereunder for Good Reason, then Rattigan shall receive (i) the excess, if any, of $2,000,000 over the aggregate amount of base consulting fees theretofore received by Rattigan pursuant to subsection 4(a) hereof, and (ii) Rattigan Profits with respect to all Purchased Shares as determined pursuant to subsection 4(b) hereof. Rattigan shall have no liability hereunder upon ceasing to provide services for Good Reason.



           6.    CONFIDENTIALITY, ETC

      (a)  Restrictions.    Unless otherwise required by law or
judicial process, and except as may be relevant to the subject matter of and reasonably necessary to disclose in connection with litigation brought by Rattigan to enforce the obligations of the Company or Icahn under this Agreement, Rattigan shall retain in confidence during the Term of this Agreement and after termination of Rattigan's services hereunder or after he determines to cease providing service hereunder, whether or not permitted pursuant to this Agreement, all information known to Rattigan concerning Company, Icahn and its and his affiliates, and its and his and their respective affiliates' respective businesses unless he reasonably believes that such information is not confidential or until such information is publicly disclosed by Company or Icahn or otherwise becomes publicly disclosed other than through Rattigan's actions.
Prior to any intended disclosure by Rattigan of such information, whether or not in the event that Rattigan is required by judicial process to disclose any such information, Rattigan shall promptly give the Company notice thereof in order to afford the Company the opportunity to contest the validity of such intended disclosure.

      (b) No Adequate Remedy at Law. The parties acknowledge that: (i) the provisions of this Section 6 are essential to protect the business and goodwill of the Company and Icahn; and (ii) the foregoing restrictions are under all of the circumstances reasonable and necessary for the protection of the Company and its business and Icahn and his businesses. In the event that Rattigan shall commit a breach of any of the provisions of this Section 6, or in the event that any such breach is threatened by Rattigan, and such breach does, or such threatened breach would, cause irreparable harm to the Company or Icahn, in addition to and without limiting or waiving any other remedies available to the Company and Icahn at law or in equity, the Company and Icahn shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of this Section 6. Rattigan acknowledges that it is impossible to measure in money the damages that will accrue to the Company and Icahn in the event that Rattigan breaches or threatens to breach any of the provisions of this Section 6 and thereby causes irreparable harm to the Company or Icahn, and in the event that the Company or Icahn shall institute any action or proceeding to enforce those provisions by seeking injunctive relief, Rattigan hereby waives and agrees not to assert and shall not use as a defense thereto the claim or defense that the Company or Icahn has an adequate remedy at law. The foregoing shall not prejudice the Company's right to require Rattigan to account for and pay over to the Company and Icahn the amount of any actual damages incurred by the Company as a result of any such breach.

      7.   ASSIGNMENT

      This Agreement is a personal contract and, except as specifically set forth herein, the rights and interest of Rattigan herein may not be sold, transferred, assigned, pledged or hypothecated, provided however that Rattigan may assign his rights to payment hereunder. The rights and obligations of the Company and Icahn hereunder will be binding upon and run in favor of the successors and assigns of the Company and Icahn.

      8.   NOTICE

      For further purpose of this Agreement, notices, demands and all other communications provided in the Agreement shall be in writing and shall be deemed to have been duly given when received by the recipient thereof whether hand delivered, by telecopy, sent by overnight mail of the United States Post Office or overnight courier, if mailed by United States registered mail, return receipt requested, postage prepaid or otherwise, and shall be addressed as follows:

           If to Rattigan:
           Thomas Rattigan
           P.O. Box 9346
           Longboat Key, Florida 34228
           FAX:
                 (Or if by overnight courier)

           Apt. A108, Players Club
           1485 Gulf of Mexico Drive
           Longboat Key, Florida 34228

           with a copy to:

           J. Ross Docksey, Esquire
           Sonnenschein Nath & Rosenthal
           8000 Sears Tower
           Chicago, Illinois 60606
           FAX: 312-878-7934


           If to Company:
           c/o Icahn Associates Corp.
           114 West 47th Street, 19th floor
           New York, New York  10036
           FAX 212-921-3379

           If to Carl C. Icahn :
           c/o Icahn Associates Corp.
           114 West 47th Street-19th Floor
           New York, N.Y. 10036
           FAX 212-921-3359

           in each case with a copy to:
           Marc Weitzen, Esq.
           Gordon Altman Butowsky Weitzen Shalov & Wein
           114 West 47th Street
           New York, NY 10036
           FAX 212-626-0799

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      9.   SURVIVORSHIP

      The respective rights and obligations of the parties hereunder, including without limitation the rights and obligations set forth in Section 12 hereof, shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

      10.  REPRESENTATIONS AND WARRANTIES

      (a) Rattigan represents and warrants that (i) his execution of this Agreement and his performance of his duties and responsibilities under this Agreement shall not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound, (ii) he has not entered into any other agreement or understanding which would in any way affect the optimal performance of his duties hereunder and (iii)he in good faith believes himself to be in excellent health as of the date hereof and knows of nothing which would tend to indicate otherwise.

      (b) The Company and Icahn represent and warrant that the Company (i) is a limited partnership duly organized, validly existing and in good standing under the laws of its state of formation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify would not have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the corporation or on the corporation's ability to perform its obligations under this Agreement ("Material Adverse Effect")); (iii) has the requisite corporate power and authority to conduct its business as now, heretofore and proposed to be conducted; (iv) is in compliance with its agreement of limited partnership.

      (c) The Company and Icahn represent and warrant that the performance of this Agreement is within the powers of the Company, has been duly authorized by all necessary partnership action is not in conflict with the terms of any partnership agreement, certificate of partnership of the Company, and does not result in a breach of or constitute a default under any material contract, obligation, indenture or other instrument to which the Company is party or by which the Company is bound and when this Agreement is executed and delivered by the parties hereto it will constitute a binding obligation of the Company enforceable against the Company in accordance with its terms.

      11.  REMEDIES


      (a)  Costs of Litigation.         The losing party will pay
all expenses incurred by the winning party, including but not limited to reasonable attorneys' fees and court costs, arising from litigation between the parties over this Agreement.

      (b)  Prejudgment Interest.        If the Company or, failing
same, Icahn shall fail to pay Rattigan the consulting fees or any other amounts to which Rattigan is entitled under this Agreement at the time when such amounts are due, in addition to any other remedies available to Rattigan with respect to such failure to pay such amounts, the Company and Icahn shall be obligated to pay Rattigan interest on such unpaid amounts until paid at the rate of 10% per annum or, if lower, the maximum rate permitted by applicable law.

      (d)  Joint and Several Liability.      The obligations under
this Agreement ("Obligations") of the Company and Icahn (the Company and Icahn referred to as a "Liable Person" for purposes of this subsection) shall be the joint and several obligations of each Liable Person. Rattigan may bring a separate action or actions on each, any, or all of the Obligations against any Liable Person, whether action is brought against the other Liable Persons or whether the other Liable Persons are joined in such action. In the event that the Company fails to make any payment of any Obligations on or before the due date thereof, Icahn immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

      12. INDEMNIFICATION OF RATTIGAN

           (a) Right to Indemnification. If Rattigan is made a party or is threatened to made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) he shall be indemnified and held harmless by the Company or if not paid on demand when due, by Icahn for all expenses incurred by Rattigan (including, but not limited to, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred by Rattigan in connection therewith. For purposes of this Section 12, a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom which relates to or results from the provision of services hereunder by Rattigan or relates to the conduct of the proxy contest by the Company, Icahn, or its or his affiliates, or by Rattigan with respect to the nomination of the Rattigan Slate at the 1997 Annual Meeting.

           (b) Expenses. Expenses, including reasonable attorneys' fees, incurred by Rattigan in defending or otherwise being involved in a Proceeding shall be paid by the Company or, if not paid on demand when due, by Icahn in advance of the final disposition provided that Rattigan shall undertake in writing to the Company (the "Undertaking") to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company or Icahn. Rattigan shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceedings in a court of competent jurisdiction concerning the right of Rattigan to be indemnified or the obligation of Rattigan to repay pursuant to the Undertaking.

           (c) Protection of Rights. If a claim by Rattigan under subsection 12(a) is not promptly paid in full by the Company or by Icahn after a written claim has been received by the Company or Icahn, or if expenses pursuant to subsection 12(b) have not been promptly advanced after a written request by Rattigan for such advancement accompanied by the Undertaking has been received by the Company or Icahn, Rattigan may at any time thereafter bring suit against the Company or Icahn to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, Rattigan shall also be entitled to be paid the reasonable expense thereof (including without limitation attorneys' fees).

           (d)   General Provisions.    The provisions of this
Section 12 shall be applicable to all Proceedings commenced or continuing after the date hereof, provided such Proceedings arise out of events, acts or omissions which occurred after the date hereof and prior to the close of business at the 1997 Annual Meeting (or if the term of this Rattigan's consultancy is extended in writing to a date subsequent to the Meeting Date, then to such subsequent date) and shall inure to the benefit of the heirs, executors and administrators of Rattigan. The defense of Rattigan in any Proceeding shall be by counsel chosen by the Company. Rattigan shall not be entitled to indemnification for any settlement of any Proceeding unless such settlement shall have been approved in writing by the Company. The indemnifying parties shall not be entitled to settle any Proceeding for which indemnification is sought hereunder unless such settlement provides for a full and complete release of Rattigan for any claim which is the subject of such proceeding. Rattigan shall give the Company written notice of the commencement or threatened commencement of any proceeding for which he intends to seek indemnification hereunder promptly after he knows or reasonably should know of such commencement or threatened commencement. Nothing herein shall be construed to provide Rattigan with the right to be indemnified in respect of any Proceeding in the event he is found in such proceeding to have engaged in a violation of any provision of state or federal law in connection with his duties hereunder unless he can demonstrate that his action was taken in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company in regard to seeking to cause the election of the Rattigan Slate to the Board of Directors of RJR. In addition, nothing herein shall be construed to provide Rattigan with the right to be indemnified in respect of any Proceeding in the event his participation in the Proceeding results from his gross negligence or willful misconduct or from acts by him which have or would given the Company grounds to terminate his services for Cause, as provided in Section 5(c).

      (e)  Waiver of Jury Trial.        THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF
AS IS DEEMED APPROPRIATE BY THE COURT.

      13.  MISCELLANEOUS

      (a) Entire Agreement. The parties hereto agree that this Agreement contains the entire understanding and agreement between them, and that the provisions of this Agreement may not be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the parties hereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, have been made by either party that are not set forth expressly in this Agreement.

      (b)  Prior Agreements.  Upon effectiveness of this
Agreement, this Agreement shall supersede any other agreements pursuant to which Rattigan was or might have been entitled to receive payments or benefits from Company.

      (c) Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      (d) Choice of Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. IN ADDITION, THE FEDERAL COURTS IN THE STATE OF NEW YORK AND THE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ALL MATTERS ARISING OUT OF THIS AGREEMENT, AND NO ACTION SEEKING TO DO SO SHALL BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HERETO SHALL NOT OBJECT TO THE VENUE OF ANY SUCH COURTS RESIDING IN THE CITY OF NEW YORK.


      14.  VALIDITY

      The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect provided that the material benefits of this agreement remain in effect to each party notwithstanding the invalidity or unenforceability of any provision of this Agreement.

      15.  COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Company and each Icahn Shareholder that is a corporation or partnership has caused its name to be ascribed to this Agreement by its duly authorized representative, and Icahn and Rattigan has each executed this Agreement as of the date and the year first above written.

                       High River Limited Partnership
                       By Riverdale LLC, General Partner


                       By:  /s/ Carl C. Icahn
                            Authorized Signatory


                            /s/ Carl C. Icahn
                            Carl C. Icahn


                            /s/ Thomas Rattigan
                            Thomas Rattigan


[signature page of Consulting Agreement between Rattigan, High
River Limited Partnership and Carl C. Icahn]

                                                             ANNEX C


                   High River Limited Partnership
                       c/o Icahn Associates Corp.
                         114 W. 47th Street
                         New York, NY 10036


                                                    November 2, 1996





Dear          :

This will confirm our understanding as follows:

      1. You have agreed with Thomas Rattigan ("Rattigan") to become a member of a slate of nominees which is being assembled by Rattigan ("Rattigan Slate") to stand for election as directors of RJR Nabisco Holdings Corp.("RJR") in connection with a proxy contest with management of RJR in respect of the election of directors of RJR at the 1997 Annual Meeting of Stockholders of RJR (the "1997 Annual Meeting"), expected to be held in April 1997, or a special meeting of stockholders of RJR called for a similar purpose (the "Proxy Contest").

      2. You are aware that the undersigned has entered into an agreement with Rattigan pursuant to which the undersigned has agreed to pay the costs of the Proxy Contest.

      3. You and the undersigned have agreed that you will be paid the sum of $25,000 by the undersigned upon signing this agreement and the undersigned will pay you an additional $25,000 promptly after it is determined that you have not been elected to the RJR board of directors.

      4. You understand that the Rattigan Slate will run for election on a platform which advocates the prompt spinoff of Nabisco Holdings Corp. ("Nabisico") to stockholders of RJR and that that the proxy statement and other proxy material to be provided to shareholders of RJR regarding the election of the Rattigan Slate (collectively, the "Proxy Statement") will disclose, among other things, that, if they are elected as directors, the members of the Rattigan Slate intend to (a) appoint Rattigan as the new Chief Executive Officer of RJR,(b) increase the dividend paid to RJR stockholders to $2.00 per share and maintain such dividend following the spinoff, (c) in consultation with representatives of the executive branch of the government, plaintiffs' attorneys groups, members of Congress and representatives of other tobacco companies, seek to develop and implement an industry-wide legislative settlement of current and future tobacco litigation claims and
(d) not to adopt a shareholder rights plan (commonly known as a poison pill) for either RJR or Nabisco. Given that understanding, you have informed the undersigned that you are in agreement with the specific platform items and presently intend to take such action, acknowledging that you are not, and cannot be, bound to do so.

      5. You understand that the Proxy Statement will disclose that, if elected, the members of the Rattigan Slate intend to, during the first year following their election, adopt Compensation arrangements which would give non-employee directors of RJR, including yourself, compensation similar to the compensation currently provided by RJR to its non-employee directors, except that it is contemplated that each non-employee director would receive two-year options to purchase no more than 50,000 shares of RJR at a price of no less than $30 per share and that such recipients would not be entitled to any annual grants of options for at least two years after the date such 50,000 options are granted.

      6. You understand that, pursuant to the By-Laws of RJR, it will be difficult, if not impossible, for Rattigan to replace nominees who, such as yourself, have agreed to serve on the Rattigan Slate and later change their minds and determine not to seek election. Accordingly, the Rattigan Slate is relying upon your agreement to seek nomination. In that connection, you are being supplied with questionnaires in which you will provide Rattigan and the undersigned with information necessary for Rattigan and/or the undersigned to make appropriate disclosure both to RJR and for use in creating the proxy material to be sent to stockholders of RJR and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Rattigan and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute a letter or other instrument directed to RJR informing RJR that you consent to being a nominee of the undersigned for the election as a director of RJR and, if elected, consent to serving as a director of RJR.

      7. The undersigned hereby agrees that, so long as you actually serve on the Rattigan Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating to your role as a nominee for director of RJR on the Rattigan Slate. Your right of indemnification hereunder shall continue after the election has taken place but only for events which occurred during the period from the date hereof until the date of the 1997 Annual Meeting or special meeting of stockholders regarding the election of Rattigan Slate in the event that you are a candidate for election at such special meeting.
Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the 1997 Annual Meeting or such earlier time as you are no longer a nominee of the Rattigan Slate for election to RJR's Board of Directors. Nothing herein shall, be construed to provide you an indemnity in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Rattigan Slate or if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify the undersigned in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, the undersigned shall be entitled to defend you with counsel of its choice. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

      8. Each of us recognizes that should you be elected to the Board of Directors of RJR all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of RJR and, as a result, that there is, and can be, no agreement between you and the undersigned which governs the decisions which you will make as a director of RJR, including, without limitation, the matters described in paragraph 4 above.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                        Very truly yours,


                                        High River Limited
                                  Partnership
                                        By Riverdale LLP, General
Partner

                                        By_______________________
                                        Authorized Signatory

Agreed to and Accepted
as of the date first
above written

                   High River Limited Partnership
                       c/o Icahn Associates Corp.
                         114 W. 47th Street
                         New York, NY 10036


                                                    November 2, 1996





Dear             :


           Reference is made to the letter agreement (the
"Agreement"), of even date herewith, between High River
Limited Partnership ("High River") and you regarding your nomination (or potential nomination) to stand for election as a director of RJR Nabisco Holding Corp. ("RJR") on a slate of nominees which is being assembled by Thomas
Rattigan. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

           This letter will clarify our understanding contained in Paragraph 7 of the Agreement that your right of indemnification from High River contained in said Paragraph 7 shall apply to any civil, criminal, administrative or arbitrative action, suit or proceeding, any appeal thereof (collectively, an "Action"), relating solely to your role as a nominee (or an alternate nominee, as the case may be) for director of RJR on the Rattigan Slate, whether such Action is commenced, or the events giving rise to such Action occurred, on, before or after the date of the 1997 Annual Meeting; provided, however, that such indemnification obligation by High River shall not arise or apply with respect or to the extent relating to any actions taken by you as a director of RJR, if you are elected.

           Except as specifically provided above, nothing contained in the letter shall be deemed to have amended or modified any of the terms or provisions of the Agreement in any way, including, without limitation, Paragraph 7 thereof.


                                        Very truly yours,


                                        High River Limited
Partnership
                                        By Riverdale LLP, General
Partner

                                        By_______________________
                                        Authorized Signatory

                                                             ANNEX D


                   High River Limited Partnership
                       c/o Icahn Associates Corp.
                         114 W. 47th Street
                         New York, NY 10036


                                                    November 2, 1996





Dear          :

This will confirm our understanding as follows:

      1. You have agreed with Thomas Rattigan ("Rattigan") that you will serve as an alternate designee (an "Alternate") to become a member of a slate of nominees which is being assembled by Rattigan ("Rattigan Slate") to stand for election as directors of RJR Nabisco Holdings Corp.("RJR") in connection with a proxy contest with management of RJR in respect of the election of directors of RJR at the 1997 Annual Meeting of Stockholders of RJR (the "1997 Annual Meeting"), expected to be held in April 1997, or a special meeting of stockholders of RJR (a "Special Meeting") called for a similar purpose (the "Proxy Contest"). In your capacity as an Alternate, you have further agreed with Rattigan that, if requested by Rattigan, you will become a member of the Rattigan Slate. You acknowledge that such request by Rattigan may be made by Rattigan at any time prior to the date of the 1997 Annual Meeting or the Special Meeting, as the case may be, in the event that any one or more of the persons then designated to serve as a member of the Rattigan Slate is unwilling or unable to do so.

      2. You are aware that the undersigned has entered into an agreement with Rattigan pursuant to which the undersigned has agreed to pay the costs of the Proxy Contest.

      3. You and the undersigned have agreed that: (i) you will be paid the sum of $10,000 by the undersigned upon signing this agreement; (ii) you will be paid an additional $15,000 in the event you are requested by Rattigan to become a member of the Rattigan Slate and you, in fact, do so; and (iii) if you serve on the Rattigan Slate, the undersigned will pay you an additional $25,000 promptly after it is determined that you have not been elected to the RJR board of directors.

      4. You understand that the Rattigan Slate will run for election on a platform which advocates the prompt spinoff of Nabisco Holdings Corp. ("Nabisco") to stockholders of RJR and that the proxy statement and other proxy material to be provided to shareholders of RJR regarding the election of the Rattigan Slate (collectively, the "Proxy Statement") will disclose, among other things, that, if they are elected as directors, the members of the Rattigan Slate intend to (a) appoint Rattigan as the new Chief Executive Officer of RJR,(b) increase the dividend paid to RJR stockholders to $2.00 per share and maintain such dividend following the spinoff, (c) in consultation with representatives of the executive branch of the government, plaintiffs' attorneys groups, members of Congress and representatives of other tobacco companies, seek to develop and implement an industry-wide legislative settlement of current and future tobacco litigation claims and
(d) not to adopt a shareholder rights plan (commonly known as a poison pill) for either RJR or Nabisco. Given that understanding, you have informed the undersigned that you are in agreement with the specific platform items and, if you serve on the Rattigan Slate and are elected to the board of directors of RJR, presently intend to take such action, acknowledging that you are not, and cannot be, bound to do so.

      5. You understand that the Proxy Statement will disclose that, if elected, the members of the Rattigan Slate intend to, during the first year following their election, adopt Compensation arrangements which would give non-employee directors of RJR, including yourself (if you serve on the Rattigan Slate and are elected), compensation similar to the compensation currently provided by RJR to its non-employee directors, except that it is contemplated that each non-employee director would receive two-year options to purchase no more than 50,000 shares of RJR at a price of no less than $30 per share and that such recipients would not be entitled to any annual grants of options for at least two years after the date such 50,000 options are granted.

      6. You understand that, pursuant to the By-Laws of RJR, it will be difficult, if not impossible, for Rattigan to replace nominees or Alternates who, such as yourself, have agreed to serve on the Rattigan Slate and later change their minds and determine not to serve on the Rattigan Slate or seek election. Accordingly, the Rattigan Slate is relying upon your agreement to seek nomination if requested to do so. In that connection, you are being supplied with questionnaires in which you will provide Rattigan and the undersigned with information necessary for Rattigan and/or the undersigned to make appropriate disclosure both to RJR and for use in creating the proxy material to be sent to stockholders of RJR and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Rattigan and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute a letter or other instrument directed to RJR informing RJR that you consent to being a nominee of the undersigned for the election as a director of RJR and, if elected, consent to serving as a director of RJR.

      7. The undersigned hereby agrees that, so long as you actually serve as an Alternate or on the Rattigan Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating to your role as an Alternate and/or as a nominee for director of RJR on the Rattigan Slate. Your right of indemnification hereunder shall continue after the election has taken place but only for events which occurred during the period from the date hereof until the date of the 1997 Annual Meeting or special meeting of stockholders regarding the election of Rattigan Slate in the event that you are a candidate for election at such special meeting or remain an Alternate through such date. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the 1997 Annual Meeting or such earlier time as you are no longer an Alternate or a nominee of the Rattigan Slate for election to RJR's Board of Directors. Nothing herein shall, be construed to provide you an indemnity in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Rattigan Slate or if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify the undersigned in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, the undersigned shall be entitled to defend you with counsel of its choice. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

      8. Each of us recognizes that should you be elected to the Board of Directors of RJR all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of RJR and, as a result, that there is, and can be, no agreement between you and the undersigned which governs the decisions which you will make as a director of RJR, including, without limitation, the matters described in paragraph 4 above.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                        Very truly yours,


                                        High River Limited
Partnership
                                        By Riverdale LLP, General
Partner

                                        By_______________________
                                        Authorized Signatory

Agreed to and Accepted
as of the date first
above written


________________________
                   High River Limited Partnership
                       c/o Icahn Associates Corp.
                         114 W. 47th Street
                         New York, NY 10036


                                                    November 2, 1996





Dear             :


           Reference is made to the letter agreement (the
"Agreement"), of even date herewith, between High River
Limited Partnership ("High River") and you regarding your nomination (or potential nomination) to stand for election as a director of RJR Nabisco Holding Corp. ("RJR") on a slate of nominees which is being assembled by Thomas
Rattigan. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

           This letter will clarify our understanding contained in Paragraph 7 of the Agreement that your right of indemnification from High River contained in said Paragraph 7 shall apply to any civil, criminal, administrative or arbitrative action, suit or proceeding, any appeal thereof (collectively, an "Action"), relating solely to your role as a nominee (or an alternate nominee, as the case may be) for director of RJR on the Rattigan Slate, whether such Action is commenced, or the events giving rise to such Action occurred, on, before or after the date of the 1997 Annual Meeting; provided, however, that such indemnification obligation by High River shall not arise or apply with respect or to the extent relating to any actions taken by you as a director of RJR, if you are elected.

           Except as specifically provided above, nothing contained in the letter shall be deemed to have amended or modified any of the terms or provisions of the Agreement in any way, including, without limitation, Paragraph 7 thereof.


                                        Very truly yours,


                                        High River Limited
Partnership
                                        By Riverdale LLP, General
Partner

                                        By_______________________
                                        Authorized Signatory
                                                             ANNEX E

                         THOMAS J.  RATTIGAN

Name:            Thomas J.  Rattigan (the "Nominee")

Age:                   59

Business Address:P.O. Box 9346
                       Long Boat Key, FL 34228-9346

Residence Address:     Same as above.

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 Consultant to High River Limited Partnership
                 P.O. Box 9346
                 Long Boat Key, FL 34228
                 November 1, 1996 - Present

                 Private Investor
                 P.O. Box 9346
                 Long Boat Key, FL 34228
                 January 1994 - November 1, 1996

                 G. Heileman Brewing Co., Inc.
                 100 Harbor View Plaza
                 LaCrosse, WI
                 January 1991 - January 1994
                 Chairman, President and Chief Executive Officer

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee beneficially owns, directly, with sole voting and investment power, 1,000 shares of common stock, par value $.01 per share, of RJR Nabisco, which constitutes less than one percent (1%) of such class of securities. These shares were purchased on November 1, 1996.

                                                             ANNEX F

                          DEWITT F.  BOWMAN

Name:            Dewitt F.  Bowman (the "Nominee")

Age:                   65

Business Address:79 Eucalyptus Knoll
                       Mill Valley, CA 94941

Residence Address:     Same as above.

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 Pension Investment Consultant
                 79 Eucalyptus Knoll
                 Mill Valley, CA 94941
                 February 1994 - Present

                 California Public Employees Retirement System
                 400 P Street
                 Sacremento, CA
                 February 1989 - January 1994
                 Chief Investment Officer

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                 RREEF America REIT
                 RCM Equity Funds, Inc.
                 Wilshire Target Funds
                 Brandes International Fund
                                                             ANNEX G

                           IVAN A.  BURNS



Name:            Ivan A.  Burns (the "Nominee")

Age:                   61

Business Address:None

Residence Address:     57 Deer Park Road
                       New Canaan, CT 06840

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                       International Consultant
                       57 Deer Park Road
                       New Canaan, CT 06840
                       Self-employed

The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee beneficially owns, directly, with sole voting and investment power, 1,000 shares of common stock, par value $.01 per share, of RJR Nabisco, which constitutes less than one percent (1%) of such class of securities. These shares were purchased on September 22, 1995.
                                                             ANNEX H

                           SEYMOUR FLIEGEL


Name:            Seymour Fliegel (the "Nominee")

Age:                   65

Business Address:52 Vanderbilt Avenue
                       New York, NY 10017

Residence Address:     166-40 Powells Cove Blvd.
                       Whitestone, NY 11357

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                       Manhattan Institute,
                       Center for Educational Innovation
                       52 Vanderbilt Avenue
                       New York, NY 10017
                       March 1996 - Present
                       Senior Fellow

                       Sy Fliegel Association
                       (Educational consulting business)
                       July 1989 - March 1996
                       President

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee beneficially owns 80 shares of common stock, par value $.01 per share, of RJR Nabisco, which constitutes less than one percent (1%) of such class of securities. These shares represent 400 shares purchased by the Nominee on November 27, 1991 (prior to the one-for-five reverse stock split that was approved by the shareholders of RJR Nabisco on April 12, 1995).

                                                             ANNEX I

                          PAUL GIBSON, JR.


Name:            Paul Gibson, Jr. (the "Nominee")

Age:                   69

Business Address:175-40 Grand Central Parkway
                       Jamaica, New York 11432

Residence Address:     Same as above.

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.


                 Attorney at Law
                 175-40 Grand Central Parkway
                 Jamaica, New York 11432
                 January 1985 - Present
                 Self-employed


The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                                                             ANNEX J

                          KEITH R.  GOLLUST


Name:            Keith R.  Gollust (the "Nominee")

Age:                   51

Business Address:500 Park Avenue
                       New York, NY 10022

Residence Address:     927 Fifth Avenue
                       New York, NY 10021

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 Private Investor

                 Gollust Tierney & Oliver
                 500 Park Avenue
                 New York, NY 10022
                 January 1991 - Present
                 General Partner

                 Coniston Global Partners
                 500 Park Avenue
                 New York, NY  10022
                 January 1991 - Present
                 General Partner

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           On February 16, 1995, the Nominee purchased 150,000 shares of common stock, par value $.01 per share, of RJR Nabisco. These shares were sold on February 28, 1995.

                                                             ANNEX K

                          ROBERT B.  LAWLER

Name:            Robert B.  Lawler (the "Nominee")

Age:                   57

Business Address:601 Walnut Street
                       Curtis Center, Suite 450
                       Philidelphia, PA 19106

Residence Address:     212 West Valley Road
                       Stratford, PA 19087

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                       Wilbraham, Lawler and Buba
                       (law firm)
                       601 Walnut Street
                       Curtis Center, Suite 450
                       Philidelphia, PA 19106
                       March 1993 - Present
                       Lawyer and principal

                       Pennsylvania and New Jersey Center
                       for Claims Resolution
                       601 Walnut Street
                       Curtis Center, Suite 450
                       Philidelphia, PA 19106
                       October 1991 - February 1993
                       In-house counsel

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                                                             ANNEX L

                           CARLOS RESENDEZ

Name:            Carlos Resendez (the "Nominee")

Age:                   52

Business Address:4414 Centerview Drive
                       Suite 226
                       San Antonio, TX 78228

Residence Address:     4835 E. Beverly Mae
                       San Antonio, TX 78229

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 National Conference on Public Employee Retirement
                 Systems
                 4414 Centerview Drive
                 Suite 226
                 San Antonio, TX 78228
                 October 1996 - Present
                 Executive Director

                 National Conference on Public Employee Retirement
                 Systems
                 4414 Centerview Drive
                 Suite 226
                 San Antonio, TX 78228
                 October 1991 - September 1996
                 Executive Secretary

                 The Texas Permanent School Fund
                 1701 North Congress Avenue
                 Austin, TX 78701
                 December 1993 - September 1996
                 Executive Director

                 Fire and Police Pension Fund
                 311 Roosevelt Avenue
                 San Antonio, TX 78210
                 October 1991 - November 1993
                 Executive Director

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

                                                             ANNEX M

                          ROBERT J.  SLATER



Name:            Robert J.  Slater (the "Nominee")

Age:                   59

Business Address:27 Wahackme Road
                       New Canaan, CT 06840

Residence Address:     Same as above.

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                       Jackson Consulting, Inc.
                       (private investment and consulting company to industry)
                       27 Wahackme Road
                       New Canaan, CT 06840
                       January 1985 - Present
                       President

The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                       National Steel Corporation
                       Southdown, Inc.
                       First Industrial Realty Trust, Inc.

                                                             ANNEX N

                         JACK G.  WASSERMAN



Name:            Jack G.  Wasserman (the "Nominee")

Age:                   59

Business Address:90 John Street
                       New York, NY 10038

Residence Address:     510 East 86th Street
                       New York, NY 10028

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                       Wasserman Schneider and Babb
                       (law firm)
                       90 John Street
                       New York, NY 10038
                       January 1966 - Present
                       Senior Partner

The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                       Cadus Pharmaceutical Corp.
                       American Property Investors, Inc.,
                       the general partner of American Real Estate
                       Partners

           Currently, the Nominee beneficially owns 600 shares of common stock, par value $.01 per share, of RJR Nabisco ("Common Stock"), which constitutes less than one percent (1%) of such class of securities. The Nominee purchased 300 of these shares on September 13, 1995 and the other 300 shares on October 26, 1996. Previously, the Nominee purchased 1000 shares of Common Stock on September 13, 1995 and 700 shares of Common Stock on October 10, 1995. The Nominee sold these 1,700 shares of Common Stock on December 22, 1995.

                                                             ANNEX O

                            HAROLD FIRST

Name:            Harold First (the "Nominee")

Age:                   60

Business Address:345 Park Avenue
                       New York, New York 10154

Residence Address:     13-55 Wilkens Court
                       Fairlawn, NJ  07410

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 Financial Consultant
                 345 Park Avenue
                 New York, New York 10154
                 January 1993 - Present
                 Self-employed

                 Icahn Holding Corp.
                 100 South Bedford Road
                 Mount Kisco, New York 10549
                 December 1990 - January 1993
                 Chief Financial Officer

                 Trans World Airlines, Inc.
                 One City Centre
                 515 North Sixth Street
                 St. Louis, Missouri 63101
                 Spring 1992 - January 3, 1993
                 Senior Vice President

                 American Property Investors, Inc.,
                 the general partner of American Real Estate
                 Partners, L.P.
                 100 South Bedford Road
                 Mount Kisco, NY  10549
                 March 1991 - December 1992
                 Vice Chairman of the Board of Directors

The entities listed above are not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                 Trump Taj Mahal Realty Corp.
                 Memorex Telex, N.V.
                 Cadus Pharmaceutical Corp.
                 Telesave Holdings, Inc.
                                                             ANNEX P

                          MILES D.  BENDER


Name:            Miles D. Bender (the "Nominee")

Age:                   59

Business Address:4925 Greenville Avenue
                       Suite 1400
                       Dallas, TX 75206

Residence Address:     2809 Milton
                       Dallas, TX 75205

           Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                 National Energy Group, Inc.
                 4925 Greenville Avenue
                 Suite 1400
                 Dallas, TX  75206
                 December 1990 - Present
                 President, Chief Executive Officer, Treasurer and
                 Director

The entity listed above is not a parent, subsidiary or other affiliate of RJR Nabisco Holdings Corp. ("RJR Nabisco"). The Nominee does not hold any positions or offices with RJR Nabisco.

           The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

                 Big Piney Oil and Gas Company
                 VP Oil, Inc.
                 Tierra Energy, Inc.

      The Nominee purchased 2,000 shares of RJR Nabisco Depository Shares representing 1/10th Preferred C-PRECS 9.25% on April 15, 1996. These shares were sold on June 18, 1996.
ANNEX Q

CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Thomas Rattigan

Dated: November 1, 1996



CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Dewitt F. Bowman

Dated: November 1, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Ivan A. Burns

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Seymour Fliegel

Dated: November 2, 1996





CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Paul Gibson, Jr.

Dated: November 1, 1996



CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Keith R. Gollust

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Robert B. Lawler

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Carlos Resendez

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Robert J. Slater

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Jack G. Wasserman

Dated: November 2, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Harold First

Dated: November 1, 1996


CONSENT OF NOMINEE


      The undersigned hereby consents to being named as a nominee for election as a director of RJR Nabisco Holdings Corp. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                                  /s/ Miles D. Bender

Dated: November 1, 1996